Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn.,  March 3, 2014  – Frontier Communications Corporation  (NASDAQ: FTR) is scheduled to participate in the Morgan Stanley Technology, Media and Telecom Conference 2014 in San Francisco.  John Jureller, Executive Vice President and Chief Financial Officer is scheduled to present at 1:20 p.m. Pacific Time on March 5th.

A live webcast will be available at Frontier’s Investor Relations website under “Webcasts and Presentations.”

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband,  voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 27 states.  Frontier’s approximately 13,650 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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